UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

PGT Innovations, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37971	20-0634715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Technology Drive, North Venice, FL		34275
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (941) 480-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	PGTI	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.  Entry into a Material Definitive Agreement.

On September 2, 2021, PGT Innovations, Inc. (the “Company”) announced that it had entered into an Asset Purchase Agreement dated as of September 1, 2021 (the “Purchase Agreement”) among the Company, as guarantor, Western Window Holding LLC, a newly formed Delaware limited liability company and indirect wholly owned subsidiary of the Company (“Buyer”), and Anlin Industries, a California corporation (“Seller”). Pursuant to the Purchase Agreement, Buyer will purchase all of the assets, properties and rights owned, used or held for use in the business, as operated by Seller, of manufacturing vinyl windows and doors for the replacement market and the new construction market, and all activities conducted in connection therewith (the “Business”), other than certain expressly excluded assets, and assume certain post-closing obligations to the extent relating to the Business or the purchased assets, on the terms and subject to the conditions set forth in the Purchase Agreement (the “Acquisition”).

The aggregate purchase price for the Seller’s assets is approximately $126.1 million, comprised of (i) approximately $113.5 million payable in cash at closing, subject to certain adjustments, and (ii) earnout payments of up to approximately $12.6 million in aggregate, payable in two installments on or prior to March 31 of 2022 and 2023, respectively, subject to certain adjustments. Buyer will place into escrow at closing a $1.5 million deposit on the purchase price with an escrow agent. Any portion of the escrow not used to satisfy any applicable purchase price adjustment will be released to the Seller.

The Acquisition is currently expected to close in the fourth quarter of 2021.

Buyer and the Seller have each made customary representations, warranties and covenants in the Purchase Agreement. The parties have agreed to provide customary post-closing indemnification for certain losses arising from breaches of certain of the representations, warranties and covenants made in the Purchase Agreement, and for losses arising from certain other liabilities, subject to certain limitations. As contemplated by the Purchase Agreement, the Company has obtained representation and warranty insurance to provide coverage for certain breaches of representations and warranties of Seller contained in the Purchase Agreement, which will be subject to certain exclusions, deductibles and other terms and conditions set forth therein.

Consummation of the Acquisition is subject to certain customary conditions, including, among other things, (i) the expiration or termination of the waiting period under the Hart Scott Rodino Act of 1976, and (ii) the procurement of certain third-party consents to the Acquisition required under certain contracts of Seller that are being transferred to Buyer in the Acquisition.

The Acquisition is not subject to a financing condition. The Company expects to fund the Acquisition with cash on hand and existing or additional financing arrangements.

The Purchase Agreement may be terminated by either Buyer or Seller under certain circumstances, including (i) by mutual written consent of Buyer and Seller, (ii) if the Acquisition is not consummated by December 31, 2021 and (iii) upon the breach of certain representations, warranties or covenants, subject to certain rights to cure such breach.

In connection with the Purchase Agreement, the Company entered into a commitment letter (the “Commitment Letter”) with Truist Bank and Truist Securities, Inc. (collectively, “Truist”) pursuant to which Truist has committed to provide to the Company, as the borrower, a $180 million senior secured incremental term loan A facility (the “Incremental Term Loan”), which shall constitute an incremental loan under the Company’s existing credit agreement, dated as of February 16, 2016 and amended as of February 17, 2017, March 16, 2018 and October 31, 2019 (the “Existing Credit Facility”).

The Incremental Term Loan, together with cash on hand, is expected to be used to finance the transaction contemplated by the Purchase Agreement, to refinance the existing term loans of the Company under the Existing Credit Facility, and to pay fees and expenses incurred in connection with the Incremental Term Loan and the Acquisition. Truist’s commitment to provide the Incremental Term Loan is subject to a number of conditions, including, without limitation, (i) the non-occurrence of a material adverse effect with respect to the Business, (ii) the completion of definitive amendment documentation to the Existing Credit Facility and (iii) other customary closing conditions.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete. The foregoing description of the Purchase Agreement is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

ITEM 8.01.  Other Events.

On September 2, 2021, the Company published a press release regarding the Acquisition. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of September 1, 2021, by and among Anlin Industries, Western Window Holding LLC and PGT Innovations, Inc.*
99.1	Press release of PGT Innovations, Inc., dated September 2, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain exhibits and schedules have been omitted, and the Company agrees to furnish supplementally to the Commission a copy of any omitted exhibits or schedules upon request. Portions of this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K because they (i) are not material and (ii) would likely cause competitive harm to the Company if publicly disclosed. The Company agrees to furnish supplementally to the Commission an unredacted copy of this exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGT INNOVATIONS, INC.

By:  /s/ Brad West

       Name:  Brad West

       Title:  Interim Chief Financial Officer and Senior Vice President

of Corporate Development and Treasurer

Dated:  September 3, 2021